PRODUCT SUPPLEMENT NO. ELN-1 (To Prospectus Supplement dated May 26, 2022 and Prospectus dated May 26, 2022, as may be amended)	Registration Statement No. 333-264388 Filed Pursuant to Rule 424(b)(2)

Bank of Montreal
Medium-Term Notes, Series I
Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Bank of Montreal may, from time to time, offer and sell Notes linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Underliers” and individually as an “Underlier.” Any payments on the Notes will depend on the performance of one or more Underliers, as described in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, you may lose some or all of your principal amount at maturity. We refer to all Notes offered under this product supplement as the “Notes.”

The Notes will be senior unsecured debt securities issued by Bank of Montreal. Any payments due on the Notes, including any repayment of principal, will be subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment.

This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the Notes. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the Notes and may include changes to the terms specified in this product supplement. A separate underlying supplement or the applicable pricing supplement will describe any Underlier(s) to which the Notes are linked. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the disclosure in the applicable pricing supplement will control.

You should carefully review the specific terms of the Notes described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the Notes.

The Notes will not be listed on any securities exchange or automated quotation system.

The Notes involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-5 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Notes as well as the risks associated with the particular Underlier(s) to which your Notes are linked.

The Notes are the unsecured obligations of Bank of Montreal, and, accordingly, all payments are subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The Notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency. The Notes are not subject to conversion into Bank of Montreal’s common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

We may use this product supplement in the initial sale of the Notes. In addition, BMO Capital Markets Corp. or one of our other affiliates may use this product supplement in a market-making transaction in the Notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product supplement is being used in a market-making transaction.

________________________

BMO CAPITAL MARKETS
The date of this product supplement is November 25, 2024.

table of contents

_________________

About This Product Supplement

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable underlying supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the Notes to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable pricing supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus with respect to the Notes offered by the applicable pricing supplement and with respect to us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the applicable pricing supplement, this product supplement, any underlying supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

When we refer to “we,” “us” or “our” in this product supplement, we refer only to Bank of Montreal and not to any of its affiliates, and not to Bank of Montreal together with any of its subsidiaries, unless the context indicates otherwise.

PS-2

Summary

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The Notes are senior unsecured debt securities issued by Bank of Montreal. The Notes rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the Notes, including any repayment of principal, are subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment.

Payment at Maturity:

The Notes provide for a payment at maturity that may be greater than, equal to or less than the principal amount of the Notes, depending on the performance of one or more:

•      equity indices (each, an “Index” and collectively, the “Indices”);

•      exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•      common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•      any combination of the foregoing,

as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Notes will not provide for the repayment of principal at maturity. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your Notes may be linked collectively as the “Underliers” and individually as an “Underlier.” The index underlying a Fund is sometimes referred to as a “Fund Underlying Index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to an Underlier as an “Underlying” or a “Reference Asset.” In addition, if the Notes are linked to a weighted basket composed of two or more Underliers, the applicable pricing supplement may refer to each Underlier as a “Basket Component.” The Notes may also be linked to the worst performing or best performing of two or more Underliers, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Underlier(s) will cause you to receive less than the principal amount at maturity.

Coupon:	The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Principal Amount and Original Issue Price:	The principal amount of each Note and the original issue price of each Note will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of Notes is priced for initial sale to the public as the “Pricing Date.” The applicable pricing supplement may also refer to the Pricing Date as the “Trade Date.”

Valuation Date(s):	We refer to each date on which the value of any Underlier is to be referenced in the determination of any payment on the Notes as a “Valuation Date.” If there is a single

PS-3

Valuation Date for the Notes, references to the “Final Valuation Date” herein mean such Valuation Date.

The applicable pricing supplement may also refer to a Valuation Date as a “Calculation Day,” an “Observation Date,” a “Determination Date” or such other term as specified in the applicable pricing supplement. The Valuation Dates will be specified in the applicable pricing supplement and will be subject to postponement due to non-Scheduled Trading Days and Market Disruption Events. See “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Valuation Date.”

Payment Date(s):	The applicable pricing supplement will specify the maturity date and any other date on which amounts will or may be payable on the Notes (each referred to as a “Payment Date”). Each Payment Date is subject to postponement as described under “General Terms of the Notes—Payment Dates.”

Closing Value:	When we refer to the “Closing Value” of an Underlier herein we mean, on any date of determination, (i) with respect to an Index, its Closing Level (as defined herein) on that day and (ii) with respect to a Fund or an Underlying Stock, its Closing Price (as defined herein) on that day.

Calculation Agent:	Unless otherwise specified in the applicable pricing supplement, BMO Capital Markets Corp. (“BMOCM”), one of our subsidiaries, will act as initial Calculation Agent for the Notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different Calculation Agent without your consent and without notifying you.

No Listing:	The Notes will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of material Canadian and U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Canadian Federal Income Tax Consequences” and “United States Federal Income Tax Considerations.”

PS-4

Risk Factors

Investing in the Notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable underlying supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the Notes. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Notes as well as the risks associated with the particular Underlier(s) to which your Notes are linked. As described in more detail below, the value of the Notes may vary considerably before the maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Notes in light of your particular circumstances.

General Risk Factors Relating To All Notes

The Notes Are Not Ordinary Debt Securities – You May Lose Some Or All Of The Principal Amount.

The Notes provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the Notes, depending on the performance of the relevant Underlier(s) and other terms of the Notes, as described in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, unlike ordinary debt securities, the Notes do not repay a fixed amount of principal at maturity. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Underlier(s) will cause you to receive less than the principal amount of your Notes at maturity. Depending on the particular terms of the Notes, you may lose up to all of the principal amount of your Notes. You should not invest in the Notes if you are unable or unwilling to the bear the risk of losing a significant portion or all of the principal amount of your Notes at maturity.

Even if the applicable pricing supplement provides for the payment of at least your principal amount at maturity (subject to our credit risk), if the relevant Underlier(s) do not perform favorably, you may not receive any positive return on your investment in the Notes. You may nevertheless suffer a loss on your investment in the Notes, in real value terms, if you do not receive a positive return on the Notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the Notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the Notes.

Even if you do receive a positive return on your investment in the Notes, there can be no assurance that your total return at maturity on the Notes will compensate you for the effects of inflation and your yield on the Notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same maturity date.

The Notes Do Not Pay Interest.

Unless otherwise specified in the applicable pricing supplement, the Notes will not pay any interest. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the Notes if you seek current income during the term of the Notes.

In addition, if the applicable pricing supplement provides for a coupon payment, any such coupon payment may be contingent on the performance of the relevant Underlier(s). In that case, you may receive few or no contingent coupon payments over the term of the Notes, depending on the performance of the relevant Underlier(s). You should not invest in Notes with such terms if you seek certainty of receiving current income during the term of the Notes.

The Notes Are Subject To Credit Risk.

The Notes are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the Notes are subject to creditworthiness, and you will have no ability to pursue any Underlying Stock, any securities included in any Index, the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the Notes and, in the event we were to default on the obligations under the Notes, you may not receive any amounts owed to you under the terms of the Notes.

PS-5

The Estimated Value Of The Notes On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Issue Price.

Our initial estimated value of your Notes will be only an estimate, and will be based on a number of factors. The original issue price of the Notes may exceed our initial estimated value, because costs associated with offering, structuring and hedging the Notes will be included in the original issue price, but will not be included in the estimated value. These costs will include any underwriting discount and selling concessions and the cost of hedging our obligations under the Notes through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge. The initial estimated value may be as low as the amount that will be indicated on the cover page of the applicable pricing supplement.

The Terms Of The Notes Will Not Be Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the Notes, we will use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the Notes will be less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Notes Will Not Be An Indication Of The Price, If Any, At Which Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

Our initial estimated value of the Notes as of the applicable Pricing Date will be derived using our internal pricing models. This value will be based on market conditions and other relevant factors, which include volatility of the Underlier, dividend rates and interest rates. Different pricing models and assumptions, including those used by any agent, its affiliates or other market participants, could provide values for the Notes that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the Pricing Date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the applicable Pricing Date, the value of the Notes could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this product supplement and in the applicable pricing supplement. These changes are likely to impact the price, if any, at which any dealer participating in the offering or its affiliates or any other party (including us or our affiliates) would be willing to purchase the Notes from you in any secondary market transactions. Our initial estimated value will not represent a minimum price at which any dealer participating in the offering or any other party (including us or our affiliates) would be willing to buy your Notes in any secondary market at any time.

The Value Of The Notes Prior To The Maturity Date Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the Notes prior to maturity will be affected by the then-current value of the Underlier(s), interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors are expected to affect the value of the Notes. When we refer to the “value” of your Notes, we mean the value you could receive for your Notes if you are able to sell them in the open market before the maturity date.

•	Underlier Performance. The value of the Notes prior to maturity will depend substantially on the then-current value of the Underlier(s). The price at which you may be able to sell the Notes before maturity may be at a discount, which could be substantial, from their original issue price, if the value of the Underlier(s) at such time is less than, equal to or not sufficiently above its initial value or other value relevant to the determination of any payments on the Notes specified in the applicable pricing supplement.

•	Interest Rates. The value of the Notes may be affected by changes in the interest rates in the U.S. markets.

•	Volatility of the Underlier(s). Volatility is the term used to describe the size and frequency of market fluctuations. The value of the Notes may be affected if the volatility of the Underlier(s) changes.

•	Correlation Among the Underliers. If the Notes are linked to more than one Underlier, the value of the Notes may be affected by changes in the correlation among the Underliers. Correlation refers to the extent to which the values

PS-6

of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Underliers may be positive, zero or negative. The value of the Notes is likely to decrease if the correlation among the Underliers decreases.

•	Time Remaining to Maturity. The value of the Notes at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Underlier(s). This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Underlier(s) during the period of time still remaining to the maturity date.

•	Dividend Yields. The value of the Notes may be affected by the dividend yields on (i) with respect to an Index, the securities included in such Index; (ii) with respect to a Fund, such Fund or the securities held by such Fund; or (iii) with respect to an Underlying Stock, such Underlying Stock. In each case, the amount of such dividends may influence the Closing Value of the applicable Underlier.

•	Currency Exchange Rates. If the Notes are linked to an Index or a Fund that includes securities quoted in one or more foreign currencies and the value of such Index or Fund is based on the U.S. dollar value of such securities, the value of the Notes may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

•	Volatility of Currency Exchange Rates. If the Notes are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the Notes may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•	Correlation Between Currency Exchange Rates and an Index. If the Notes are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the Notes may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable Index.

In addition to these factors, the value of the Notes will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as a change in the value of an Underlier. Because numerous factors are expected to affect the value of the Notes, changes in the value of the Underlier(s) may not result in a comparable change in the value of the Notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the Notes from holders, they are not obligated to do so and are not required to make a market for the Notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the Notes, the price at which you may be able to sell your Notes is likely to depend on the price, if any, at which the agent is willing to buy your Notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your Notes prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the Notes to maturity.

Investing In The Notes Is Not The Same As Investing In Any Underlier.

Investing in the Notes is not equivalent to investing in any Underlier. As an investor in the Notes, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the Notes because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the Notes, you will not have any voting rights or any other rights that holders of an Underlying Stock, a Fund or the securities included in an Index would have.

PS-7

Historical Values Of An Underlier Should Not Be Taken As An Indication Of The Future Performance Of Such Underlier During The Term Of The Notes.

It is impossible to predict whether the value of an Underlier will fall or rise. The value of an Underlier will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Underlier. Accordingly, any historical values of an Underlier do not provide an indication of the future performance of such Underlier.

Governmental Legislative Or Regulatory Actions, Such As Sanctions, Could Adversely Affect Your Investment In The Notes.

Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Notes, an Underlier or its components, or engaging in transactions in them, and any such action could adversely affect the value of that Underlier. These legislative or regulatory actions could result in restrictions on the Notes or the delisting of an Underlying Stock or a Fund or the components of an Index or Fund. You may lose a significant portion or all of your initial investment in the Notes if an Underlier or its components are delisted or if you are forced to divest the Notes due to government mandates, especially if such delisting occurs or such divestment must be made at a time when the value of the Notes has declined. In addition, for Notes linked in whole or in part to any Underlier that provides direct or indirect exposure to non-U.S. equity securities as determined by the Calculation Agent in its sole discretion, upon the occurrence of a legal or regulatory change that constitutes a Change-in-Law-Event, the Calculation Agent may accelerate the maturity date for a payment determined by the Calculation Agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Notes if they were not accelerated. See “General Terms of Notes—Change-in-Law Events” below.

A Payment Date And The Maturity Date Will Be Postponed If A Valuation Date Is Postponed.

A Valuation Date is subject to postponement for non-Scheduled Trading Days and Market Disruption Events as described under “General Terms of the Notes” below. If such a postponement occurs with respect to a Valuation Date, then the related Payment Date will be postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the Notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the Notes. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the Notes, and in so doing they will have no obligation to consider your interests as an investor in the Notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the Notes.

•	The Calculation Agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Notes. BMOCM, which is our affiliate, will be the Calculation Agent for the Notes. As Calculation Agent, BMOCM will determine any values of an Underlier and make any other determinations necessary to calculate any payments on the Notes. In making these determinations, the Calculation Agent may be required to make discretionary judgments, including, but not limited to, determining whether a non-Scheduled Trading Day or a Market Disruption Event has occurred on any date that the value of an Underlier is to be determined, selecting a successor index, a successor fund or a substitute security in certain circumstances and/or adjusting certain terms of the Notes in the event of certain events. These determinations are described under “General Terms of the Notes—Certain Terms for Notes Linked to an Index” and “—Certain Terms for Notes Linked to a Fund or an Underlying Stock” below. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the Notes, and BMOCM’s determinations as Calculation Agent may adversely affect your return on the Notes.

•	The estimated value of the Notes will be calculated by us and will therefore not be an independent third-party valuation. We will calculate the estimated value of the Notes set forth in the applicable pricing supplement, which will involve discretionary judgments on our part, as described under “Risk Factors—The Estimated Value Of The Notes Will Not Be An Indication Of The Price, If Any, At Which Any Other Person May Be Willing To Buy The

PS-8

Notes From You In The Secondary Market.” Accordingly, the estimated value of the Notes set forth in the applicable pricing supplement will not be an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the Notes and may adversely affect the value of an Underlier. Our affiliates or any participating dealer in the offering of the Notes or its affiliates may, at present or in the future, publish research reports relating to an Underlier. When we refer to a research report relating to an Underlier, we mean (i) with respect to an Index, research reports on such Index or the companies whose securities are included in such Index; (ii) with respect to a Fund, research reports on such Fund or its Fund Underlying Index or the companies whose securities are held by or included in such Fund or its Fund Underlying Index; and (iii) with respect to an Underlying Stock, research reports on such Underlying Stock. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research reports relating to an Underlier could adversely affect the value of the applicable Underlier and, therefore, adversely affect the value of and your return on the Notes. You are encouraged to derive information concerning an Underlier from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to an Underlier published on or prior to the Pricing Date could result in an increase in the value of the applicable Underlier on the Pricing Date, which would adversely affect investors in the Notes by increasing the value at which such Underlier must close on a Valuation Date in order for investors in the Notes to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlier. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with (i) with respect to an Index, the companies whose securities are included in such Index; (ii) with respect to a Fund, the companies whose securities are held by or included in such Fund or its Fund Underlying Index; and (iii) with respect to an Underlying Stock, the applicable Underlying Stock Issuer. These business activities may include making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the value of the applicable Underlier and, therefore, adversely affect the value of and your return on the Notes. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about any of those companies. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlier. We expect to hedge our obligations under the Notes through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire (i) with respect to an Index, the securities included in such Index or listed or over-the-counter derivative or synthetic instruments related to such Index or such securities; (ii) with respect to a Fund, shares of such Fund, securities held by or included in such Fund or its Fund Underlying Index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock or listed or over-the-counter derivative or synthetic instruments related to such Underlying Stock. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in such securities, they may liquidate a portion of such holdings at or about the time of a Valuation Date. These hedging activities could potentially adversely affect the value of the applicable Underlier and, therefore, adversely affect the value of and your return on the Notes.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlier. Our affiliates or any participating dealer or its affiliates may engage in trading in (i) with respect to an Index, the securities included in such Index and other instruments relating to such Index or such securities; (ii) with respect to a Fund, the shares of such Fund or the securities held by or included in such Fund or its Fund Underlying Index and other instruments relating to such Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock and other instruments relating to such Underlying Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the value of the applicable Underlier and, therefore, adversely affect the value of and your return on the Notes.

PS-9

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the Notes to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the Notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or other fee for the sale of the Notes to you, this projected hedging profit will be in addition to the concession and/or other fee, creating a further incentive for the participating dealer to sell the Notes to you.

Risks Relating To U.S. Tax

The U.S. Federal Tax Consequences Of An Investment In The Notes Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of Notes that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to any Note. Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with our intended treatment of them as described in “United States Federal Income Tax Considerations.” If the IRS were successful in asserting an alternative treatment for any Notes, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of such Notes might be materially and adversely affected.

Certain of the Notes we may offer are intended to be treated by us as prepaid forward contracts that are open transactions for U.S. federal income tax purposes. The U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of prepaid forward contracts and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

In October 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” In July 2024, Treasury and the IRS issued proposed regulations that include rules substantially similar to the notices but that, if finalized, would instead designate all such transactions as “listed transactions” (whereas under the notices only basket options were identified as listed transactions, while other basket contracts were identified as “transactions of interest”). The notices and proposed regulations apply to specified transactions in which a taxpayer or its “designee” exercises discretion to change the assets underlying a financial instrument. Certain exceptions apply (e.g., in the case of Notes treated as “contingent payment debt instruments” or “variable rate debt instruments” for U.S. federal income tax purposes, or if the Underlier is an Index that is widely used or tracks a broad market or market segment). If we, an Index Sponsor, a calculation agent or other person were to exercise certain discretion under the terms of a Note (for example to change the Underliers (or in the case of an Index, the Index components)) and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant Notes may be required to report certain information to the IRS, as set forth in the applicable Treasury regulations or be subject to substantial penalties and other adverse consequences. We may also be required to report information regarding the transaction to the IRS. Once the proposed regulations are finalized, reporting may be required even with respect to certain Notes issued prior to the date of finalization.

You should review carefully the section of this product supplement entitled “United States Federal Income Tax Considerations” and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You May Be Required To Recognize Taxable Income On The Notes Prior To Maturity.

If you are a U.S. investor in a Note, you may be required to recognize taxable income with respect to the Note prior to its maturity, even though you may not receive a corresponding amount of cash. For example, this may be the case with respect to certain Notes treated as indebtedness for U.S. federal income tax purposes, or if a Note not treated as indebtedness was either recharacterized as a debt instrument or treated as significantly modified for U.S. federal income tax purposes). In addition, in certain circumstances some or all of your gain, if any, with respect to certain Notes may be treated as ordinary income rather than capital gain. See “United States Federal Income Tax Considerations.”

PS-10

Non-U.S. Investors May Be Subject To U.S. Withholding Tax

We intend to treat interest or coupon payments (if any) on the Notes as U.S.-source income. Therefore, unless an exemption (or reduction in rate) applies (e.g., under an applicable income tax treaty or, in the case of interest payments, under the “portfolio interest exemption”) such payments are expected to be subject to U.S. withholding at a rate of 30%.

In addition, Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 871(m)”) imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations. The rules under Section 871(m) are complex. Even if we determine that certain Notes are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those Notes. Moreover, the application of Section 871(m) to a Note may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should review the discussion under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” and consult their tax advisers regarding the possible application of Section 871(m) in their particular circumstances.

Furthermore, legislation commonly known as “FATCA” and Treasury regulations thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under FATCA applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income. Although the FATCA rules require withholding also on payments of gross proceeds from dispositions of financial instruments that provide for U.S.-source income, proposed regulations would eliminate this requirement with respect to gross proceeds, and taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. investor, or a U.S. investor holding Notes through a non-U.S. financial intermediary, you should consult your tax adviser regarding the potential application of FATCA to the Notes, including the availability of certain refunds or credits.

We will not be required to pay any additional amounts with respect to any withholding taxes.

Additional Risk Factors Relating To Notes Linked To An Index

Changes That Affect An Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of a sponsor or publisher of an Index (each, an “Index Sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an Index Sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the Notes and any payments on the Notes. An Index Sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the Notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

Actions by any company whose securities are included in any Index to which your Notes are linked may have an adverse effect on the price of its security, the Closing Level of such Index on any Valuation Date and the value of the Notes. Unless otherwise disclosed in any applicable underlying supplement or the applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the Notes and will have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies will not be involved with the administration, marketing or trading of the Notes and will have no obligations with respect to any amounts to be paid to you on the Notes.

PS-11

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Index Sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its Index Sponsor contained in any applicable underlying supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the Notes, should make your own investigation into any applicable Index and its Index Sponsor. No Index Sponsor will be involved in the offering of the Notes made hereby in any way nor will have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of the Notes.

Additional Risk Factors Relating To Notes Linked To A Fund

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of the sponsor of a Fund (a “Fund Sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its Fund Underlying Index are reflected in such Fund, and changes in those policies, could affect the Closing Price of the shares of such Fund and, therefore, may affect the value of the Notes and any payments on the Notes. Similarly, the policies of the sponsor of a Fund Underlying Index (a “Fund Underlying Index Sponsor”) concerning the calculation of such Fund Underlying Index and the addition, deletion or substitution of securities comprising such Fund Underlying Index and the manner in which such Fund Underlying Index Sponsor takes account of certain changes affecting such securities may affect the level of such Fund Underlying Index and the Closing Price of the shares of the related Fund and, therefore, may affect the value of the Notes and any payments on the Notes. A Fund Underlying Index Sponsor may also discontinue or suspend calculation or dissemination of such Fund Underlying Index or materially alter the methodology by which it calculates such Fund Underlying Index. Any such actions could adversely affect the value of the Notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its Fund Underlying Index may have an adverse effect on the price of its security, the fund Closing Price of such Fund on any Valuation Date and the value of the Notes. Unless otherwise disclosed in any applicable underlying supplement or the applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its Fund Underlying Index. These unaffiliated companies will not be involved in the offering of the Notes and will have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies will not be involved with the administration, marketing or trading of the Notes and will have no obligations with respect to any amounts to be paid to you on the Notes.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Fund Sponsor or Fund Underlying Index Sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its Fund Underlying Index. We have derived the information about any Fund, its Fund Underlying Index and the related sponsors contained in any applicable underlying supplement or the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the Notes, should make your own investigation into any applicable Fund, its Fund Underlying Index and the sponsors. The sponsors are not involved in the offering of the Notes made hereby in any way and have no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of the Notes.

PS-12

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of the related Fund Underlying Index because such Fund may not invest in all of the securities included in the related Fund Underlying Index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related Fund Underlying Index. A Fund may also hold securities or derivative financial instruments not included in the related Fund Underlying Index. It is also possible that a Fund may not fully replicate the performance of its Fund Underlying Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related Fund Underlying Index, and the return on the Notes based on the performance of a Fund will not be the same as the return on Notes based on the performance of the related Fund Underlying Index.

There Are Risks Associated With A Fund.

Although the shares of any Fund to which your Notes are linked will be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, a Fund will be subject to management risk, which is the risk that a Fund Sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a Fund Sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related Fund Underlying Index. A Fund will also typically not be actively managed and may be affected by a general decline in market segments relating to its Fund Underlying Index. Further, a Fund Sponsor may invest in securities included in, or representative of, the applicable Fund Underlying Index regardless of their investment merits, and a Fund Sponsor will not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its Fund Underlying Index satisfy the applicable listing requirements. In the event that a Fund Underlying Index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant Fund Underlying Index Sponsor modify the relevant Fund Underlying Index, transitioning to a new Fund Underlying Index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a Fund Underlying Index Sponsor would modify the relevant Fund Underlying Index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the Calculation Agent would select a successor fund or, if no successor fund is available, would determine the fund Closing Price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of any applicable Fund and, consequently, the value of the Notes.

Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments.

The Calculation Agent may in its sole discretion make adjustments affecting any amounts payable on the Notes upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of a Fund. However, the Calculation Agent might not make adjustments in response to all such events that could affect a Fund. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Notes. See “General Terms of the Notes—Certain Terms for Notes Linked to a Fund or an Underlying Stock—Anti-dilution Adjustments” below.

Reorganization Or Other Events Relating To A Fund Could Adversely Affect The Value Of The Notes Or Result In The Notes Being Accelerated.

Upon the occurrence of certain reorganization or other events affecting a Fund, the Calculation Agent may make adjustments to that Fund, as applicable, that result in payments on the Notes being based on (i) the performance of other

PS-13

property, such as cash, securities of another issuer and/or other property distributed to holders of that Fund upon the occurrence of that event or (ii) in the case of a liquidation event, the performance of a successor fund selected by the Calculation Agent. Alternatively, the Calculation Agent may accelerate the maturity date for a payment determined by the Calculation Agent in its sole discretion. Any of these actions could adversely affect the value of the affected Fund and, consequently, the value of the Notes. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Notes if they were not accelerated. However, if we elect not to accelerate the Notes, the value of, and any amount payable on, the Notes could be adversely affected, perhaps significantly. See “General Terms of the Notes—Certain Terms for Notes Linked to a Fund or an Underlying Stock—Anti-dilution Adjustments—Reorganization Events” and “General Terms of the Notes—Certain Terms for Notes Linked to a Fund or an Underlying Stock—Discontinuation of, or Adjustments to, a Fund” below.

Additional Risk Factors Relating To Notes Linked To An Underlying Stock

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock Closing Price of such Underlying Stock on any Valuation Date and the value of the Notes. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the Notes nor will any Underlying Stock Issuer have any obligations with respect to the Notes, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the Notes nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the Notes nor will have any obligations with respect to any amounts payable on the Notes.

We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the Notes and does not relate to any Underlying Stock. The information provided in any applicable pricing supplement concerning an Underlying Stock Issuer will be derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the Notes and any payments on the Notes. You, as an investor in the Notes, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the Notes continue to be outstanding, pricing information for the Notes may be more difficult to obtain and the value and liquidity of the Notes may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments.

The Calculation Agent may in its sole discretion make adjustments affecting any amounts payable on the Notes upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of an Underlying Stock. However, the Calculation Agent might not make adjustments in response to all such events that could affect an Underlying Stock. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Notes. See “General Terms of the Notes—Certain Terms for Notes Linked to a Fund or an Underlying Stock—Anti-dilution Adjustments” below.

PS-14

Reorganization Or Other Events Relating To An Underlying Stock Could Adversely Affect The Value Of The Notes Or Result In The Notes Being Accelerated.

Upon the occurrence of certain reorganization or other events affecting an Underlying Stock, the Calculation Agent may make adjustments to that Underlying Stock that result in payments on the Notes being based on (i) the performance of other property, such as cash, securities of another issuer and/or other property distributed to holders of that Underlying Stock upon the occurrence of that event or (ii) in the case of a reorganization event affecting an Underlying Stock in which only cash is distributed to holders of that Underlying Stock, the performance of a substitute security if the Calculation Agent elects to select a substitute security. Alternatively, the Calculation Agent may accelerate the maturity date for a payment determined by the Calculation Agent in its sole discretion. Any of these actions could adversely affect the value of the affected Underlying Stock and, consequently, the value of the Notes. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Notes if they were not accelerated. However, if we elect not to accelerate the Notes, the value of, and any amount payable on, the Notes could be adversely affected, perhaps significantly. See “General Terms of the Notes— Certain Terms for Notes Linked to a Fund or an Underlying Stock— Anti-dilution Adjustments—Reorganization Events” below.

Notes Linked To ADSs Carry Exchange Rate Risk.

Because ADSs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may adversely impact the value of the ADSs. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to ADSs.

Additional Risks Relating To Notes Linked To ADSs.

There are important differences between the rights of holders of ADSs and the rights of holders of the shares of equity securities underlying the ADSs. Each ADS is a security evidenced by American depositary receipts that represent a certain number of shares of the issuing company. The ADSs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the company, and holders of the ADSs, which may be different from the rights of holders of the underlying shares. For example, a company may make distributions in respect of the underlying shares that are not passed on to the holders of its ADSs. Any differences between the rights of holders of the ADSs and the rights of holders of the underlying shares of the company may be significant and may materially and adversely affect the value of the ADSs and, as a result, the value of Notes that are linked to ADSs.

The trading patterns of the ADSs will generally reflect the characteristics and valuations of the ADS underlying stock; however, the value of the ADSs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the ADS underlying stock.

Holders of the underlying company’s ADSs may surrender the ADSs in order to receive and trade the ADS underlying stock. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the ADS underlying stock that is not liquid may also result in an illiquid market for the ADSs.

PS-15

Notes Linked To An ADS May Become Linked To The ADS Underlying Stock.

If the Underlying Stock is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADS facility between the issuer of the ADS underlying stock and the ADS depositary is terminated for any reason, the determination as to the payments on the Notes, will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Notes. See “General Terms of Notes—Certain Terms for Notes Linked to a Fund or an Underlying Stock—Delisting of ADSs or Termination of ADS Facility” below.

Additional Risk Factors Relating To Notes Linked To Non-U.S. Underliers

In the below risk factors, “Non-U.S. Underliers” means a non-U.S. equity security, an Index of non-U.S. equity securities and/or a Fund that holds non-U.S. equity securities.

Notes Linked To Non-U.S. Underliers Will Be Subject To Risks Associated With Non-U.S. Securities Markets.

Non-U.S. equity securities are issued by non-U.S. companies in non-U.S. securities markets. Investments in Notes linked to the value of a Non-U.S. Underlier will be subject to risks associated with non-U.S. securities markets in the home countries of the issuers of those non-U.S. equity securities. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a non-U.S. securities market, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. In addition, governments may seek to regulate not only the Underliers or the equity securities composing or held by the Underliers to which your Notes are linked but also derivative instruments based on the equity securities, which can affect the value of the equity securities and your Notes. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Further, non-U.S. equity securities may be issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Some or all of these factors may adversely affect the performance of the applicable non-U.S. equity securities and, as a result, the market value of the Notes and any amounts payable on the Notes.

PS-16

For Notes Linked To An Index Of Non-U.S. Equity Securities, If The Prices Of Those Non-U.S. Equity Securities Are Converted Into U.S. Dollars For Purposes Of Calculating The Value Of That Index, The Notes Will Be Subject To Currency Exchange Risk.

If the Notes are linked to an Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Index, then investors in those Notes will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities underlying that Index trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities underlying the applicable Index strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the securities underlying that Index, the value of that Index will be adversely affected and any amounts payable on the Notes may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

For Notes Linked To An Index Of Non-U.S. Equity Securities, If The Prices Of Those Non-U.S. Equity Securities Are Not Converted Into U.S. Dollars For Purposes Of Calculating The Value Of That Index, Any Amounts Payable On The Notes Will Not Be Adjusted For Fluctuations In Exchange Rates.

If the Notes are linked to an Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of that Index, then the value of the Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the non-U.S. equity securities underlying that Index are denominated, although any currency fluctuations could affect the performance of that Index. If any applicable currency appreciates relative to the U.S. dollar over the term of the Notes, investors will not receive the benefit of that increase, which they would have had they owned the non-U.S. equity securities underlying that Index directly.

Notes Linked To A Fund Holding Non-U.S. Equity Securities Will Be Subject To Currency Exchange Risk.

Because the value of a Fund that holds non-U.S. equity securities is related to the U.S. dollar value of those non-U.S. equity securities, investors in Notes linked to such a Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that Fund trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities held by a Fund strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the U.S. dollar strengthens against the currencies of the securities held by a Fund, the value of that Fund’s portfolio will be adversely affected, which is expected to have an adverse effect on the price per share of that Fund, and any amounts payable on the Notes may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

PS-17

The Calculation Agent May Accelerate The Notes Or Make Changes To The Terms Of The Notes If A Change-In-Law Event Occurs With Respect To A Non-U.S. Underlier.

Upon the occurrence of a Change-in-Law Event with respect to a Non-U.S. Underlier, the Calculation Agent may, in its sole discretion, accelerate the Maturity Date of the Notes. Any amount payable upon acceleration could be significantly less than the amount that would be due on the Notes if they were not accelerated. In such circumstances, you could lose some or all of your investment.

If the Notes are accelerated, the term of your investment in the Notes will be limited to a period that is shorter than their original term, and holders of the Notes will not benefit from any potential positive performance of the relevant Non-U.S. Underlier or receive any further payments. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event that the Notes are accelerated.

If a Change-in-Law Event occurs with respect to a Non-U.S. Underlier and the Calculation Agent does not accelerate the Maturity Date of the Notes, then the Calculation Agent may, in good faith and a commercially reasonable manner, adjust any terms, including but not limited to, the Non-U.S. Underlier, the initial value, any value derived from the initial value, the final value and the Closing Value or any other relevant value that the Calculation Agent determines necessary to ensure an equitable result.

Any of these actions may adversely affect, perhaps significantly, the market value of the Notes, as well as any amounts payable on the Notes.

PS-18

General Terms of the Notes

Bank of Montreal will issue the Notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series I,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The Notes may be represented by one or more permanent global Notes registered in the name of DTC, or its nominee, as described under “Description of the Notes We May Offer—Legal Ownership” in the accompanying prospectus supplement and “Description of the Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the Notes will be represented by a type of global note referred to as a master note. A master note evidences multiple securities that may be issued at different times and that may have different terms. Unless otherwise specified in the applicable pricing supplement, in connection with each issuance, we will instruct the trustee to make appropriate notations to indicate that the master note evidences the Notes in that issuance.

The specific terms of the Notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

Certain Terms for Notes Linked to an Index

Certain Definitions

The “Closing Level” with respect to an Index on any day means the official closing level of that Index reported by the relevant Index Sponsor on that day, as obtained by the Calculation Agent on that day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the Calculation Agent obtains market data from Thomson Reuters Ltd., but the Calculation Agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “Closing Level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Discontinuation of, or Adjustments to, an Index” and “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Valuation Date.”

A “Scheduled Trading Day” means a day, as determined by the Calculation Agent, on which (i) the relevant Index Sponsor is scheduled to publish the official closing level of that Index, (ii) the primary markets for components constituting 20% or more, by weight, of that Index are scheduled to be open for trading for their regular trading sessions and (iii) each primary market for futures and option contracts with respect to that Index is scheduled to be open for trading for its regular trading session.

Market Disruption Events

A “Market Disruption Event” with respect to an Index means the occurrence of any of the following events, in each case as determined by the Calculation Agent in its sole discretion:

•	a suspension, absence or limitation of trading in (i) components constituting 20% or more, by weight, of that Index in their primary markets, as determined by the Calculation Agent, or (ii) futures or option contracts relating to that Index in the respective primary markets for those contracts;

•	any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, components constituting 20% or more, by weight, of that Index in their primary markets, or (ii) effect transactions in, or obtain market values for, futures or option contracts relating to that Index in the respective primary markets for those contracts;

•	the closure on any day of the primary market for futures or option contracts relating to that Index or components constituting 20% or more, by weight, of that Index, in each case, on a Scheduled Trading Day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by that market at least one hour

PS-19

prior to the earlier of (i) the actual closing time for the regular trading session on that market on that Scheduled Trading Day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Scheduled Trading Day;

•	any Scheduled Trading Day on which (i) the primary markets for components constituting 20% or more, by weight, of that Index or (ii) the exchanges or quotation systems, if any, on which futures or option contracts on that Index are traded, fails to open for trading during its regular trading session;

•	the Index Sponsor fails to publish the official closing level of that Index on a Scheduled Trading Day; or

•	any other event, if the Calculation Agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a Market Disruption Event if the Calculation Agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Discontinuation of, or Adjustments to, an Index

If an Index Sponsor discontinues publication of an Index, and that Index Sponsor or another entity publishes a successor or substitute index that has been licensed for our use (or can be licensed on commercially reasonable terms for our use, as determined by us in our sole discretion) for purposes of the Notes and that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such successor or substitute index being referred to as a “successor index”), then that successor index will be used as a substitute for the original Index for all purposes. Under these circumstances, the Calculation Agent may in its sole discretion adjust any value of the original Index and the successor index (including but not limited to the initial value, any value derived from the initial value, the final value and the Closing Level or any other relevant value of the original Index or the successor index on any Valuation Date) with a view to offsetting, to the extent practicable, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to holders of the Notes.

If an Index Sponsor discontinues publication of an Index prior to, and that discontinuance is continuing on, any day on which the level of that Index must be determined, and the Calculation Agent determines, in its sole discretion, that no successor index is available at that time, then the Calculation Agent will determine the level of the Index for that day in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, without rebalancing or substitution, using the closing price (or, if trading in any component of the Index has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each component most recently composing the Index. If, however, the Calculation Agent determines that calculating the Closing Level of that Index on that day is impossible or impracticable as described above, the Calculation Agent will determine the Closing Level of that Index on that day in good faith and in a commercially reasonable manner.

If at any time the method of calculating a Closing Level for an Index is changed in a material respect, or if an Index is in any other way modified so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of that Index had those changes or modifications not been made, then the Calculation Agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a Closing Level of that Index comparable to that Index as if those changes or modifications had not been made. Accordingly, if the method of calculating an Index is modified so that the value of that Index is a fraction of what it would have been if it had not been modified (e.g., due to a rebasing of that Index), then the Calculation Agent will adjust that Index in order to arrive at a value of that Index as if it had not been modified (e.g., as if such rebasing had not occurred).

PS-20

Notwithstanding these alternative arrangements, discontinuance of the publication of an Index, or adjustments to an Index, may adversely affect the value of your Notes.

Certain Terms for Notes Linked to a Fund or an Underlying Stock

In this section, we refer to any Underlying Stock, the shares of any Fund and any other security for which a price must be determined under the terms of the Notes as a “Reference Security.”

Certain Definitions

The “Closing Price” for any Reference Security on any day will equal the closing sale price or last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price) for that Reference Security, on a per-share or other unit basis:

•	on the principal U.S. national securities exchange on which that Reference Security is listed for trading on that day;

•	if that Reference Security is not quoted on any U.S. national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Security; or

•	if that Reference Security is issued by a non-U.S. issuer and is not listed or admitted to trading on a U.S. securities exchange or market, on the principal non-U.S. securities exchange on which that Reference Security is listed for trading on that day (the “non-U.S. dollar price”) (if the initial value (or other price of the Reference Security as specified in the applicable pricing supplement) is denominated in U.S. dollars, the non-U.S. dollar price will be converted to U.S. dollars using such exchange rate as the Calculation Agent determines in its sole discretion).

If that Reference Security is not listed or traded as described above, then the Closing Price for that Reference Security on any day will be the average, as determined by the Calculation Agent, of the bid prices for the Reference Security obtained from as many dealers in that Reference Security selected by the Calculation Agent as will make those bid prices available to the Calculation Agent. The number of dealers need not exceed three and may include the Calculation Agent or any of its or our affiliates. If no bid prices are provided from any third-party dealers, the Closing Price will be determined by the Calculation Agent in its sole discretion, taking into account any information that it deems relevant. The Closing Price of a Reference Security is subject to adjustment as set forth below under “—Anti-dilution Adjustments,” “—Delisting of ADSs or Termination of ADS Facility” and “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Valuation Date” below.

A “Scheduled Trading Day” for any Reference Security is a day, as determined by the Calculation Agent, on which trading is scheduled to open on the principal U.S. national securities exchange or the over-the-counter market for equity securities in the United States on which that Reference Security is listed or admitted to trading or, with respect to a security issued by a non-U.S. issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the Calculation Agent, on which trading is scheduled to open on the primary non-U.S. securities exchange or market on which that Reference Security is listed or admitted to trading.

Market Disruption Events

A “Market Disruption Event” with respect to a Reference Security means the occurrence of any of the following events, in each case as determined by the Calculation Agent in its sole discretion:

•	a suspension, absence or limitation of trading in (i) that Reference Security in its primary market, as determined by the Calculation Agent, or (ii) futures or option contracts relating to that Reference Security in the respective primary market for those contracts;

•	any event that disrupts or impairs the ability of market participants to (i) effect transactions in, or obtain market values for, that Reference Security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or option contracts relating to that Reference Security in the respective primary markets for those contracts;

PS-21

•	the closure on any day of the primary market for that Reference Security or the primary market for futures or option contracts relating to that Reference Security, in each case, on a Scheduled Trading Day prior to the scheduled closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by that market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on that market on that Scheduled Trading Day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Scheduled Trading Day;

•	any Scheduled Trading Day on which (i) the primary market for that Reference Security or (ii) the exchanges or quotation systems, if any, on which futures or option contracts on that Reference Security are traded, fails to open for trading during its regular trading session; or

•	any other event, if the Calculation Agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a Market Disruption Event if the Calculation Agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Anti-dilution Adjustments

The Calculation Agent may in its sole discretion adjust any variable described in the applicable pricing supplement, including, but not limited to, any value of a Reference Security (including but not limited to the initial value, any value derived from the initial value, the final value and the Closing Price or any other relevant price of that Reference Security on any Valuation Date) or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final Valuation Date (or, in the case of any physical settlement, before the maturity date) and the Calculation Agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares. The Calculation Agent will make any such adjustment with a view to offsetting, to the extent practicable, any change in your economic position relative to the Notes, that results solely from that event, and the Calculation Agent may modify the anti-dilution adjustments below as necessary to ensure an equitable result. The Calculation Agent will also determine the effective date of any adjustment.

In determining whether or not any adjustment achieves an equitable result, the Calculation Agent may in its sole discretion consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on option contracts on the affected Reference Security.

If more than one such event occurs, to the extent practicable, the Calculation Agent will make any adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, to the extent practicable, having adjusted the values for the appropriate variables for the first event, the Calculation Agent will adjust the appropriate values for the second event, applying any adjustments cumulatively.

If an event occurs and an offeree may elect to receive property pursuant to that event in a designated form, the property delivered in that event will be deemed to be composed of marketable securities in the maximum amount that a holder of the applicable Reference Security would be permitted to elect, if any, and the remainder of the property delivered in that event, if any, will be deemed to include the kind and amount of cash and other property received by offerees who do not make an election except in respect of those marketable securities, in each case as determined by the Calculation Agent in its sole discretion.

Stock Splits, Reverse Stock Splits and Stock Dividends

If a Reference Security is subject to a stock split or a reverse stock split or if a stock dividend is declared, then the Calculation Agent may in its sole discretion determine to make any adjustment to the terms of the Notes based on an adjustment factor equal to (1) the number of shares of that Reference Security outstanding immediately after the stock split or stock dividend becomes effective divided by (2) the number of shares of that Reference Security outstanding immediately

PS-22

before the stock split or stock dividend becomes effective. For example, the Calculation Agent might determine to adjust the initial value of the relevant Reference Security, and any value derived therefrom, by dividing that value by that adjustment factor, or the Calculation Agent might determine to make other adjustments that it determines are appropriate.

Extraordinary Dividends

The Calculation Agent will not make any anti-dilution adjustments for ordinary cash dividends. Any distribution or dividend on a Reference Security determined by the Calculation Agent in its sole discretion to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Reference Security, then the Calculation Agent may in its sole discretion determine to make any adjustment to the terms of the Notes based on an adjustment factor equal to (1) the amount by which the Closing Price of that Reference Security on the trading day before the ex-dividend date of that extraordinary dividend exceeds the extraordinary dividend amount divided by (2) the Closing Price of that Reference Security on the trading day before that ex-dividend date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Reference Security will be determined by the Calculation Agent and will equal:

•	for an extraordinary dividend that is paid in lieu of a regular dividend, (1) the amount of the extraordinary dividend per share of that Reference Security minus (2) the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for that Reference Security; or

•	for an extraordinary dividend that is not paid in lieu of a regular dividend, the amount per share of that extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent in its sole discretion. In the case of an extraordinary dividend that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event, any adjustment will be made only as described under “—Stock Splits, Reverse Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and no adjustment will be made under this “Extraordinary Dividends” section.

Transferable Rights and Warrants

If the issuer of a Reference Security issues transferable rights or warrants to all holders of that Reference Security to subscribe for or purchase shares of that Reference Security at an exercise price per share that is less than the Closing Price of that Reference Security, then the Calculation Agent may in its sole discretion determine to make any adjustment to the terms of the Notes based on an adjustment factor determined as follows:

•	(1) the number of shares of that Reference Security outstanding at the close of business on the day before the ex-dividend date for the issuance plus (2) the number of additional shares of that Reference Security that the aggregate offering price of the total number of shares of that Reference Security so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price on the trading day before the ex-dividend date (with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price on the trading day before that ex-dividend date), divided by

•	(1) the number of shares of that Reference Security outstanding at the close of business on the day before that ex-dividend date plus (2) the number of additional shares of that Reference Security offered for subscription or purchase under those transferable rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to a Reference Security:

•	a Reference Security is reclassified or changed;

PS-23

•	the issuer of a Reference Security has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of a Reference Security sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of a Reference Security effects a spin-off—that is, issues to all holders of that Reference Security the securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of a Reference Security is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of a Reference Security.

On or after the effective date of a reorganization event, the Calculation Agent may, in its sole discretion, make an adjustment to any value of the affected Reference Security (including but not limited to the initial value, any value derived from the initial value, the final value and the Closing Price or any other relevant price of that Reference Security on any Valuation Date) or any other variable described in the applicable pricing supplement, that the Calculation Agent determines in its sole discretion is appropriate to account for the economic effect on the Notes of that reorganization event (including adjustments to account for (i) changes in volatility, expected dividends, stock loan rates or liquidity relevant to the relevant Reference Security or to the Notes or (ii) the replacement of that Reference Security with replacement property as described below). For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization event and not on the date of the announcement of a plan or intention to effect such an event. With respect to a Fund, if the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a liquidation event (as defined below).

If the issuer of a Reference Security undergoes a reorganization event in which property other than that Reference Security—for example, cash, securities of another issuer (“new securities”) and/or other property—is distributed in respect of that Reference Security, then the Calculation Agent will determine the Closing Price or other value of that Reference Security by reference to the value of the cash, new securities and other property distributed in respect of one share of that Reference Security as determined in the sole discretion of the Calculation Agent (subject to adjustment as described below, “replacement property”), provided that:

•	if cash and/or other property and new securities are distributed in respect of one share of that Reference Security, the Calculation Agent may for this purpose determine in its sole discretion to replace any cash or other property distributed in respect of one share of that Reference Security with additional shares of new securities in an amount determined by the Calculation Agent by reference to the relative values of (1) that cash and/or other property as determined in the sole discretion of the Calculation Agent and (2) one share of new securities; and

•	if only cash is distributed in respect of one share of that Reference Security and the Calculation Agent elects in its sole discretion to identify a substitute security as described under “—Substitute Securities with respect to an Underlying Stock” below, the replacement property will consist of shares of the substitute security in an amount determined by the Calculation Agent by reference to the relative values of (1) that cash and (2) one share of that substitute security.

Following a reorganization event, when we refer to the relevant Reference Security in this product supplement, we refer to the replacement property, and when we refer to the issuer of a Reference Security, we mean the issuer of any new securities or substitute securities included in the replacement property.

As an alternative to applying the provisions of the two preceding paragraphs, the Calculation Agent may elect in its sole discretion to cause the maturity date of the Notes to be accelerated to a date no later than the tenth business day following the effective date of the reorganization event relating to any relevant Reference Security. In the event of such an acceleration, the

PS-24

amount payable in respect of the Notes on the maturity date as so accelerated will be the value of the Notes, as determined by the Calculation Agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the Calculation Agent that falls on or after the effective date of the reorganization event and prior to the maturity date as so accelerated (or, if the Calculation Agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In the case of an acceleration of the maturity date on the Notes, any accrued but unpaid interest payable under the Notes will be paid through and excluding the related date of the accelerated payment.

Substitute Securities with respect to an Underlying Stock

If the issuer of an Underlying Stock undergoes a reorganization event and only cash is distributed in respect of one share of that Underlying Stock as described under “—Reorganization Events” above, the Calculation Agent will have the right (but not the obligation) to identify a substitute security. With respect to an Underlying Stock, a “substitute security” at any time of determination means the common stock or the ADSs of a company that, as determined by the Calculation Agent in its sole discretion:

(i)	is listed or approved for trading on a national U.S. securities exchange;

(ii)	has the same Global Industry Classification Standard (“GICS”) “sub-industry” code as that original Underlying Stock;

(iii)	satisfies all regulatory standards applicable to the Notes at the time of selection;

(iv)	is not subject to a hedging restriction or any other law, regulation or order that would prohibit or materially restrict the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to that common stock or those ADSs by us, our affiliates, other market participants or any class of eligible potential purchasers of the Notes; and

(v)	excluding all securities that do not meet all the above requirements, is the most comparable to that original Underlying Stock, based upon relevant criteria determined by the Calculation Agent, including, but not limited to, market capitalization, stock price volatility and dividend yield.

A company is subject to a “hedging restriction” if we or any of our affiliates is subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the Notes with respect to the common stock or ADSs of that company. If the Calculation Agent is unable to identify a substitute security that has the same GICS sub-industry code as the applicable original Underling Stock, then the Calculation Agent may select a substitute security with the same GICS “industry” code or, if none, the same GICS “industry group” code. If no GICS sub-industry, industry or industry group code has been assigned to any applicable original Underlying Stock, the Calculation Agent may select a GICS sub-industry, industry and industry group code, as applicable, for such applicable original Underlying Stock in its sole discretion. If GICS is altered or abandoned, the Calculation Agent may select an alternate classification system and implement similar procedures for the selection of a substitute security in its sole discretion.

Adjustments Relating to ADSs

For purposes of any adjustments relating to ADSs that constitute a Reference Security, the Calculation Agent will consider the effect of any of the relevant events on the holders of that Reference Security. For example, if a holder of a Reference Security receives an extraordinary dividend, the provisions described in this section would apply to that Reference Security. On the other hand, if a spin-off occurs, and a Reference Security represents both the spun-off security as well as the existing ADS underlying stock, the Calculation Agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the Calculation Agent may not make an adjustment (1) if holders of the Reference Security are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the Calculation Agent determines that the underlying company or the depositary for the ADSs has adjusted the number of shares of the ADS underlying stock represented by each share of the Reference Security so that the market price of the relevant Reference Security would not be expected to be affected by the corporate event in question.

If the underlying company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the underlying company represented by each share of a Reference Security,

PS-25

then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect that change. The depository for ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the Calculation Agent may adjust such terms of the Notes as the Calculation Agent determines appropriate to account for that event.

Delisting of ADSs or Termination of ADS Facility

If ADSs serving as a Reference Security are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility is terminated by the issuer of the ADS underlying stock or the ADS depositary for any reason, then, on and after the date that those ADSs are no longer so listed or admitted to trading or the date of that termination, the Calculation Agent may, in its sole discretion, determine to replace that Reference Security with the ADS underlying stock and make an adjustment to any value of that Reference Security (including but not limited to the initial value, any value derived from the initial value, the final value and the Closing Price or any other relevant price of that Reference Security on any Valuation Date) or any other variable described in the applicable pricing supplement, that the Calculation Agent determines in its sole discretion is appropriate to account for that replacement. Such adjustments may include, but are not limited to, adjustments that reflect the number of shares of ADS underlying stock represented by each ADSs and an exchange rate determined by the Calculation Agent in such manner as it determines to be commercially reasonable. Following such an event, when we refer to the relevant Reference Security in this product supplement, we refer to the relevant ADS underlying stock.

Discontinuation of, or Adjustments to, a Fund

If the shares of a Fund are delisted from the relevant exchange (and not immediately relisted on another U.S. national securities exchange) or if a Fund is liquidated or otherwise terminated (a “liquidation event”), then the Calculation Agent will substitute another exchange-traded fund that the Calculation Agent determines, in its sole discretion, is comparable to that Fund (such other exchange-traded fund being referred to as a “successor fund”). That successor fund will be used as a substitute for the original Fund for all purposes. Under these circumstances, the Calculation Agent may in its sole discretion adjust any value of the original Fund and the successor fund (including but not limited to the initial value, any value derived from the initial value, the final value and the Closing Price or any other relevant value of the original Fund or the successor fund on any Valuation Date) with a view to offsetting, to the extent practicable, any difference in the relative values of the original Fund and the successor fund at the time the original Fund is replaced by the successor fund.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Closing Price of such Fund is to be determined and the Calculation Agent determines that no successor fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Closing Price for such Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a sponsor of a Fund Underlying Index discontinues publication of the relevant Fund Underlying Index), then the Calculation Agent will calculate the Closing Price for such Fund in accordance with the formula last used to calculate such Closing Price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Closing Price of such Fund is to be determined and the Calculation Agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the Calculation Agent will, in its discretion, calculate the Closing Price for such Fund on such date in good faith and in a commercially reasonable manner.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the Calculation Agent determines that no adjustment that it could make under the provisions for Reorganization Events described above will produce a commercially reasonable result, then the Calculation Agent may deem such event a liquidation event.

If at any time a Fund or its Fund Underlying Index is changed in a material respect, or if a Fund or its Fund Underlying Index is in any other way modified so that the Fund does not, in the opinion of the Calculation Agent, fairly represent the value of that Fund had those changes or modifications not been made, then the Calculation Agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a Closing Price

PS-26

of that Fund comparable to that Fund as if those changes or modifications had not been made. The Calculation Agent may also determine to make no calculations or adjustments.

Notwithstanding these alternative arrangements, discontinuance of a Fund, or adjustments to a Fund or its Fund Underlying Index, may adversely affect the value of your Notes.

Change-in-Law Events

Unless otherwise specified in the applicable pricing supplement, the provisions in this “Change-in-Law Events” section will apply to Notes linked in whole or in part to any Underlier that provides direct or indirect exposure to non-U.S. equity securities as determined by the Calculation Agent in its sole discretion.

If a Change-in-Law-Event occurs, then the Calculation Agent may elect in its sole discretion to cause the maturity date of the Notes to be accelerated to a date no later than the tenth business day following the date on which that Change-in-Law-Event occurs. In the event of such an acceleration, the amount payable in respect of the Notes on the maturity date as so accelerated will be the value of the Notes, as determined by the Calculation Agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the Calculation Agent that falls on or after the date on which that Change-in-Law-Event occurs and prior to the maturity date as so accelerated (or, if the Calculation Agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In the case of an acceleration of the maturity date on the Notes, any accrued but unpaid interest payable under the Notes will be paid through and excluding the related date of the accelerated payment.

If a Change-in-Law Event occurs and the Calculation Agent does not accelerate the Maturity Date of the Notes in accordance with the above paragraph, then the Calculation Agent may, in good faith and a commercially reasonable manner, adjust any terms, including but not limited to, the Non-U.S. Underlier, the initial value, any value derived from the initial value, the final value and the Closing Value or any other relevant value that the Calculation Agent determines necessary to ensure an equitable result.

A “Change-in-Law-Event” will occur if due to (1) the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or (2) the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the Calculation Agent determines in its sole discretion that the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, the Notes or any Underlier or its components by us, our affiliates, other market participants or any class of eligible potential purchasers of the Notes is prohibited or materially restricted or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited or materially restricted.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

Unless otherwise specified in the applicable pricing supplement, with respect to an Underlier and a Valuation Date, the “Final Disrupted Valuation Date” means the tenth Scheduled Trading Day for that Underlier after that Valuation Date, as originally scheduled.

Unless otherwise specified in the applicable pricing supplement, with respect to an Underlier and the Final Disrupted Valuation Date for a Valuation Date, the “Fallback Value” means:

•	in the case of a Fund or an Underlying Stock, the Calculation Agent’s good faith estimate of the Closing Price of that Underlying Stock or Fund that would have prevailed on that Final Disrupted Valuation Date but for the occurrence of the relevant Market Disruption Event; and

•	in the case of an Index, the Closing Level of that Index on that Final Disrupted Valuation Date determined by the Calculation Agent in accordance with the formula for and method of calculating the Closing Level of that Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation) on that Final Disrupted Valuation Date of each security most recently constituting that Index.

PS-27

Notes Linked to a Single Underlier

If a Valuation Date is not a Scheduled Trading Day with respect to the Underlier, that Valuation Date will be postponed to the next succeeding Scheduled Trading Day with respect to the Underlier.

If a Market Disruption Event occurs or is continuing with respect to the Underlier on a Valuation Date, then that Valuation Date will be postponed to the first succeeding Scheduled Trading Day for the Underlier on which a Market Disruption Event for the Underlier has not occurred and is not continuing; however, if that first succeeding trading day has not occurred as of the Final Disrupted Valuation Date for the Underlier, that Final Disrupted Valuation Date will be deemed to be that Valuation Date. If a Valuation Date has been postponed to the Final Disrupted Valuation Date and a Market Disruption Event occurs or is continuing with respect to the Underlier on that Final Disrupted Valuation Date, the Closing Value of the Underlier on that Final Disrupted Valuation Date will be the Fallback Value of the Underlier on that Final Disrupted Valuation Date.

Notes Linked to Multiple Underliers

If a Valuation Date is not a Scheduled Trading Day with respect to an Underlier, that Valuation Date for each Underlier will be postponed to the next succeeding day that is a Scheduled Trading Day with respect to each Underlier.

If a Market Disruption Event occurs or is continuing with respect to an Underlier on a Valuation Date, then that Valuation Date for that Underlier will be postponed to the first succeeding Scheduled Trading Day for that Underlier on which a Market Disruption Event for that Underlier has not occurred and is not continuing; however, if that first succeeding trading day has not occurred as of the Final Disrupted Valuation Date for that Underlier, that Final Disrupted Valuation Date will be deemed to be the Valuation Date for that Underlier. If a Valuation Date for an Underlier has been postponed to the Final Disrupted Valuation Date for an Underlier and a Market Disruption Event occurs or is continuing with respect to that Underlier on that Disrupted Valuation Date, the Closing Value of that Underlier on that Final Disrupted Valuation Date will be the Fallback Value of that Underlier on that Final Disrupted Valuation Date.

Notwithstanding the postponement of a Valuation Date for an Underlier due to a Market Disruption Event with respect to that Underlier on that Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Underlier not affected by a Market Disruption Event on the originally scheduled Valuation Date.

Payment Dates

The applicable pricing supplement will specify the maturity date as well as any other date on which amounts will or may be payable on the Notes (each referred to in this section as a “Payment Date”).

If any scheduled Payment Date is not a business day, the payment (if any) required to be made on the Notes on such Payment Date will be made on the next succeeding business day. If a Valuation Date with respect to any Payment Date is postponed, the relevant Payment Date will be the business day that follows such postponed Valuation Date by a number of business days equal to the number of business days between the originally scheduled Valuation Date and the originally scheduled Payment Date. If the Notes are linked to more than one Underlier and a Valuation Date is postponed, the related Payment Date will be postponed as described in this paragraph after the last such Valuation Date as postponed.

If any Payment Date is postponed due to a non-business day, a Market Disruption Event on the related Valuation Date or otherwise, the payment, if any, due on that Payment Date will be made on that Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.

Calculations and Calculation Agent

BMO Capital Markets Corp., our wholly owned subsidiary, will act as Calculation Agent for the Notes and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different Calculation Agent without your consent and without notifying you.

The Calculation Agent will determine any amounts payable on the Notes. In addition, the Calculation Agent will, among other things:

PS-28

•	determine whether a Market Disruption Event has occurred;

•	determine the Closing Value of an Underlier under certain circumstances;

•	determine if adjustments are required to the Closing Value of an Underlier under various circumstances;

•	if publication of an Index is discontinued, select a successor index or, if no successor index is available, determine the Closing Level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the Closing Price of such Fund;

•	select a substitute stock for an Underlying Stock under certain circumstances;

•	determine if a Change-in-Law Event has occurred; and

•	determining whether to accelerate the Maturity Date of the Notes under certain circumstances.

All calculations with respect to the payment at maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the payment at maturity will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The Calculation Agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default with respect to an issue of Notes has occurred and is continuing, the amount payable to a holder of a Note upon any acceleration permitted by such Notes, with respect to each Note, will be equal to the payment at maturity, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the Notes will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The payment at maturity and any final coupon payment will be calculated as though the date of acceleration were the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date). The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

PS-29

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus and the accompanying prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

The original issue price of the Notes will include any underwriting discount or commission, offering expenses and any other costs identified in the applicable pricing supplement. The original issue price of the Notes will also include the projected profit that our hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. We expect to hedge our obligations under the Notes through affiliated or unaffiliated counterparties. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

We or our affiliates expect to enter into hedging transactions involving, among other transactions, purchases or sales of the Underliers or any securities or other assets included in the Underliers, or listed or over-the-counter options, futures and other instruments linked to the Underliers or the securities or other assets that they represent. In addition, from time to time after we issue the Notes, we or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into in connection with the Notes. Consequently, with regard to your Notes, from time to time we or our affiliates expect to acquire or dispose of positions in the Underliers or any securities or other assets included in the Underliers or positions in listed or over-the-counter options, futures or other instruments linked to the Underliers or the securities or other assets that they represent.

We or our affiliates may acquire a long position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we or our affiliates expect to close out hedge positions relating to the Notes and possibly relating to other securities or instruments with returns linked to the Underliers or the securities or other assets that they represent. We expect these steps to involve sales of instruments linked to the Underliers or these assets on or shortly before the applicable Valuation Date(s). These steps may also involve transactions of the type contemplated above. Notwithstanding the above, we are permitted to and may choose to hedge in any manner not stated above; similarly, we may elect not to enter into any such transactions. Investors will not have knowledge about our hedging positions.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of any Notes will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.

The hedging activity discussed above, the underwriting discount or commission, offering expenses and any other costs identified in the applicable pricing supplement are likely to adversely affect the market value of the Notes.

PS-30

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the Notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a Plan should also consider whether an investment in the Notes might constitute or give rise to a prohibited transaction under ERISA or the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

Because of our business, we and our affiliates may each be considered a Party in Interest with respect to many Plans. Special caution should be exercised, therefore, before the Notes are purchased by a Plan. In particular, the fiduciary of the Plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a person who is a Party in Interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if in connection with the transaction the Plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

The foregoing list of exemptions is not exhaustive, and there can be no assurance that any of them will be available with respect to transactions involving the Notes. Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption.

Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the Notes constitutes assets of any Plan or Non-ERISA Arrangement; or

•	the purchase, holding and subsequent disposition of the Notes by such purchaser or holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any Similar Laws.

PS-31

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code and any applicable Similar Law, of the acquisition of the Notes and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser or holder of the Notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the Notes, (b) the purchaser or holder’s investment in the Notes, or (c) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the Notes and (b) all hedging transactions in connection with our or our affiliates’ obligations under the Notes;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our and our affiliates’ interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing in this product supplement is, or should be construed as, a representation or advice as to whether an investment in the Notes would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything else in this product supplement is or is intended to be investment advice directed at any potential purchaser that is a plan or non-ERISA arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisers as to whether an investment in the Notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PS-32

Canadian Federal Income Tax Consequences

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the Notes offered by this product supplement, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of Notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a Note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold Notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules in section 18.4 of the Tax Act to a Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity,” (ii) that disposes of a Note under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this product supplement (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the Notes may be described more particularly when such Notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the Notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a Note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a Note, or any portion of the principal amount of a Note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

In the event that a Note, interest on which is not exempt from Canadian non-resident withholding tax (other than a Note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which

PS-33

exceeds, generally, the issue price thereof, or in certain cases, the price for which such Note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the Note to that time, be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a Note were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a Note constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a Note should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement,” both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these Notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the Notes, and (ii) it should also not be reasonable to consider that the Notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch.”

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a Note or on the proceeds received by a Holder on the disposition of a Note (including redemption, cancellation, purchase or repurchase).

PS-34

United States Federal Income Tax Considerations

The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of the Notes. This discussion applies to you only if you hold the Notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address any minimum tax or Medicare contribution tax consequences, the income inclusion acceleration rules set forth in Section 451(b) of the Code, or any other tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a dealer or an electing trader in securities subject to a mark-to-market method of tax accounting with respect to the Notes;

•	a real estate investment trust or “regulated investment company”;

•	a tax-exempt entity, an “individual retirement account” or a “Roth IRA”;

•	a person holding a Note as part of a “straddle” or conversion transaction or one that enters into a “constructive sale” with respect to a Note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a person that owns, or is deemed to own, 10% or more of our equity by vote or value; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the Notes to you and your partners.

This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of shares of the Underlier(s) that you may receive at maturity or otherwise upon retirement or exchange of a Note. You should consult your tax adviser regarding the particular U.S. federal income tax consequences of the ownership and disposition of shares of the Underlier(s).

We will not attempt to ascertain whether any issuer of any Underlier (or the components of any Underlier that is an Index) (collectively, the “Underlying Issuer”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the Notes. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

This discussion is based on the Code, final, temporary and proposed regulations by the U.S. Treasury Department (“Treasury”), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. or other tax laws, or any federal taxes other than income taxes (such as estate or gift taxes). You should consult your tax adviser about the application of the U.S. federal tax laws to

PS-35

your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion assumes that no foreign taxes will be imposed with respect to the Notes. You should consult your tax adviser regarding the consequences of any non-U.S. tax imposed with respect to the Notes generally and in your particular circumstances.

This discussion further assumes that the Notes will be denominated in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in an applicable pricing supplement and therefore should be read in conjunction with the applicable pricing supplement.

Tax Treatment of the Notes

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of certain Notes described in this product supplement. Therefore, the U.S. federal income tax consequences of ownership and disposition of the Notes are subject to substantial uncertainty. We do not plan to request a ruling from the IRS and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the Notes are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the Notes. For example, the IRS could treat Notes that are not intended to be treated as debt instruments for U.S. federal income tax purposes as debt instruments, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments.” Under this treatment, as well as other potential alternative characterizations of the Notes, you may be required to recognize taxable income at a time earlier than that described herein, or recognize ordinary income or short-term capital gain rather than long-term capital gain with respect to a taxable disposition of a Note.

For Non-U.S. Holders, an alternative treatment of a Note could cause payments on the Note to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

Moreover, certain changes to the terms of the Notes after their issuance may result in the Notes being treated as retired and reissued for U.S. federal income tax purposes. As discussed below under “Possible Taxable Event,” the treatment of the Notes after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of Notes generally assume that the stated treatment of each type of Note is respected and that no deemed retirement and reissuance of the Notes has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment applies to the Notes.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note and:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

PS-36

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Debt Instruments

The following discussion applies to Notes treated as debt instruments for U.S. federal income tax purposes.

General

For U.S. federal income tax purposes, the issue price of Notes of a series will equal the first price at which a substantial amount of the Notes of that series is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Subject to any additional discussion in the applicable pricing supplement or any applicable product supplement, it is expected, and the discussion below assumes, that the issue price of a Note will be equal to the stated issue price indicated in the applicable pricing supplement.

If a market disruption event occurs, the timing (and potentially the character) of income you recognize with respect to the Notes could be affected. See also “Possible Taxable Event” regarding the possibility that certain changes could cause a Note to be deemed retired and reissued for U.S. federal income tax purposes.

Short-Term Notes

The following discussion applies to Notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the Notes could be outstanding pursuant to their terms) (“Short-Term Notes”). Generally, a Short-Term Note is treated as issued at a discount equal to the sum of all payments required on the Note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a Short-Term Note prior to maturity, other than with respect to the receipt of interest payments, if any, or upon a taxable disposition of the Note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the Note currently), you will be subject to rules that generally require accrual of discount on Short-Term Notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. If you acquire a Short-Term Note after its issue date (or at a price other than the issue price), you may elect to accrue income based on your acquisition discount, which is equal to the sum of all payments required on the Note minus its purchase price. Any such election will apply to all short-term obligations acquired by you on or after the first day of the first taxable year to which the election applies and all subsequent taxable years, unless the IRS consents to the revocation of the election. In the case of Short-Term Notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the relevant Determination Date for such a payment. You should consult your tax adviser regarding the amount and timing of any accruals on such Notes.

Upon a taxable disposition of a Short-Term Note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the Note. Your tax basis in the Note should equal its cost, increased, if you accrue income on the Note currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation. Upon the scheduled retirement of a Short-Term Note, if the amount of the payment on the Short-Term Note exceeds your tax basis in the Notes, the excess will generally be treated as ordinary income. Upon a sale, exchange or early redemption of a Short-Term Note you will recognize gain or loss in an amount equal to the difference between the amount received and your tax basis in the Short-Term Note. If you are a cash-method U.S. Holder who did not elect to accrue the discount on the Short-Term Note as it accrued, you will recognize ordinary income to the extent of the accrued discount not yet taken into income (although as described above, in the case of Short-Term Notes with contingent payments, it is unclear how accruals should be determined). With respect to a Short-Term Note that provides for contingent payments, it is unclear whether or to what extent any gain in excess of the accrued discount from a sale, exchange or redemption prior to maturity should be treated as short term capital gain or ordinary income.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a Short-Term Note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Note in

PS-37

an amount not exceeding the accrued discount that you have not included in income. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

We intend to treat any income paid or accrued with respect to the Notes as U.S.-source income.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies to a Note if (i) it has a tenor or more than one year, (ii) it pays unconditionally interest at least annually at a rate determined using a single fixed formula based on the performance of an Underlier that is not related to us and (iii) the applicable pricing supplement indicates that the Note is treated as a variable rate debt instrument for U.S. federal income tax purposes (a “VRDI”). This discussion also applies to a Note described in the preceding sentence except that for an initial period of up to one year the Note pays interest at a fixed rate, if as of the issue date the variable rate is intended to approximate the initial fixed rate (which will be presumed to be the case if as of the issue date the value of the initial fixed rate and the subsequent variable rate do not differ by more than 25 basis points). The following discussion assumes that VRDIs will be issued without original issue discount for U.S. federal income tax purposes. If a VRDI is issued with original issue discount for U.S. federal income tax purposes, the applicable pricing supplement will discuss the U.S. federal income tax treatment thereof.

Stated interest on a VRDI will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. We intend to treat any income paid or accrued with respect to the Notes as U.S.-source income.

If you purchase a VRDI for an amount that is greater than its principal amount, you generally will be considered to have purchased the VRDI with amortizable bond premium equal to such excess. Generally, you may elect to amortize this premium over the remaining term of the VRDI using a constant-yield method. If, however, we have an unconditional right to redeem the VRDI prior to maturity, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in your income with respect to the VRDI in that accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the VRDI by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

Market Discount. If you purchase a VRDI for an amount that is less than its principal amount, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference satisfies a de minimis test.

You will be required to treat any payment on the VRDI other than stated interest, or any gain on the sale, exchange or redemption of the VRDI, as ordinary income to the extent of the market discount accrued on the VRDI at the time of the payment, sale, exchange or redemption unless this market discount has been previously included in income pursuant to an election to include market discount in income as it accrues, or pursuant to a constant-yield election. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions with regard to any interest paid on indebtedness incurred to purchase or carry the VRDI in an amount not exceeding the accrued market discount that has not yet been included in income. If you make a constant-yield election for a VRDI with market discount, that election will result in a deemed election for all market discount bonds acquired on or after the first day of the first taxable year to which that election applies.

Sale, Exchange or Retirement of the Notes. Upon a sale, exchange or retirement of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxed as interest income) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amount of any market discount previously included by you with respect to the VRDI, and reduced by any payments you received with respect to the VRDI other than stated interest, and further reduced by any amortized premium. Except as described above under “—Market Discount,” such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

PS-38

Notes Treated as Contingent Payment Debt Instruments

Unless otherwise noted in the applicable pricing supplement, a principal-protected Note that (i) provides for one or more contingent payments and (ii) is not a Short-Term Note or a VRDI, generally will be treated as a contingent payment debt instrument for U.S. federal income tax purposes (a “CPDI”). The applicable pricing supplement for a Note will indicate if the Note is treated as a CPDI. CPDIs are subject to special rules set forth in applicable Treasury regulations (the “Contingent Debt Regulations”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The term “comparable yield” means the greater of (i) the annual yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs, and (ii) the applicable federal rate. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield. The projected payment schedule must reflect each non-contingent payment and the projected amount of each contingent payment (determined under rules set forth in the Contingent Debt Regulations) on the CPDIs.

The applicable pricing supplement for Notes treated as CPDIs will specify the comparable yield and the related projected payment schedule, or information on how to obtain them.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting, you will be required to accrue interest income at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below). We intend to treat any income with respect to the Notes as U.S.-source income.

You will be required for U.S. federal income tax purposes to accrue an amount of interest, for each accrual period prior to and including maturity or earlier taxable disposition of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to any adjustments to interest accruals described below) and decreased by the projected amounts of any payments previously made on the CPDI pursuant to the projected payment schedule (without regard to actual amounts paid). Accordingly, depending on the terms of the CPDIs, you may be required to include interest in income each year in excess of any payments on the Notes actually received in that year.

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any “net positive adjustment” (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A “net negative adjustment” (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year;

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of your previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years; and

•	to the extent of any excess after applying the two steps above, will be carried forward as a negative adjustment to offset future interest income with respect to the CPDI or to reduce the amount realized on a disposition of the CPDI.

PS-39

If you are a non-corporate U.S. Holder, a net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, subject to the “two-percent floor” limitation on deductibility).

Taxable Disposition of the CPDIs. Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (the “amount realized”) from the disposition of the CPDI and (ii) your adjusted tax basis in the CPDI. Your adjusted tax basis in the CPDI will equal its cost, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on a taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” We intend to treat any income paid or accrued with respect to the Notes (including upon redemption) as U.S.-source income.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, if one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. In addition, you will be required to make adjustments to your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a taxable disposition of your CPDI may also be affected. If all remaining scheduled contingent payments on a CPDI become fixed substantially contemporaneously, you will be required to make these adjustments in a reasonable manner over the remaining term of the CPDI. You should consult your tax adviser regarding the application of these rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchased a CPDI for an amount that is different from its “adjusted issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser with respect to the tax consequences of an investment in a CPDI, including the treatment of the difference, if any, between your basis in the CPDI and the CPDI’s adjusted issue price.

Notes Treated as Open Transactions

The following discussion applies to Notes that do not pay coupons and provide for a single payment at maturity or early settlement that is determined by reference to the performance of an Underlier and that thus may be greater than or substantially lower than the Notes’ issue price. Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any such Note as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

Subject to the discussions below under “Possible Taxable Event,” you should not be required to recognize income over the term of the Notes prior to maturity, other than pursuant to an earlier taxable disposition of the Notes.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A Note might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the Note, and the recognition of any loss may be subject to limitations. In addition, the timing and

PS-40

character of income you recognize in respect of the reissued Note after that time could also be affected. You should consult your tax adviser regarding the treatment of the Notes in such an event.

Taxable Disposition of the Notes

Upon a taxable disposition of a Note for cash, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the Note. Your tax basis in a Note should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code” and “—Possible Application of Section 1258 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the Note for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

If you receive shares of the Underlier(s) (and cash in lieu of any fractional shares) at maturity, subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize gain or loss with respect to the shares received. Instead, you should have an aggregate tax basis in the shares received (including any fractional shares deemed received) equal to your tax basis in the Notes. With respect to any cash received in lieu of a fractional share, you should recognize capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the Notes that is allocable to the fractional share.

If you receive both cash and shares of the Underlier(s) at maturity, you should recognize gain or loss with respect to the cash received in an amount equal to the difference between the cash and the portion of your basis in the Note that is allocated to the cash. Subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize any gain or loss with respect to the shares received, and your basis in the shares should be equal to the portion of your basis in the Note that is allocated to the shares. Although there is no direct authority governing the method by which you should allocate your tax basis in the Note between the cash and shares received, it would be reasonable to allocate them according to their relative fair market values upon receipt.

Your holding period for any shares of the Underlier(s) received should generally start on the day after receipt.

Possible Application of Section 1260 of the Code

If a Note is linked to an Underlier consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the Note, it is possible that an investment in the Note will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your Note would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of Notes with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your Notes, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority there is significant uncertainty as to whether or how these rules will apply to the Notes.

If you receive shares of the Underlier(s) at the maturity of a Note that is treated as a constructive ownership transaction, you should be treated as disposing of the Note at maturity for its fair market value in a taxable transaction for purposes of applying the constructive ownership rules to any gain that would be recognized on such deemed taxable disposition (but such gain should be treated as not exceeding the gain that you would have recognized had the amount paid to you at maturity been delivered in cash rather than shares of the Underlier(s)). The amount recognized and treated as ordinary income under this rule should generally give rise to an adjustment to any gain or loss subsequently recognized on a disposition of such shares.

Because the determination of whether an Underlier is a Section 1260 Underlying Equity generally depends on the issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC or a partnership), it may not be readily apparent whether an Underlier is a Section 1260 Underlying Equity. Moreover, an Underlier that is an Index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the

PS-41

relevant Note may be unclear. We do not undertake to ascertain whether any specific equity securities (including an equity security in an Index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the Notes.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain Notes, particularly those that provide for a single fixed upside payment, could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the Notes were treated as a conversion transaction, the gain from the disposition of the Notes would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the Notes) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120 percent of the applicable federal rate. You should consult your tax advisers regarding the possible application of Section 1258 of the Code to the Notes.

Notes Treated as Put Options and Deposits

This discussion applies to Notes that pay coupons at a fixed rate and provide for a single payment at maturity or early settlement that is determined by reference to the performance of an Underlier and that may be substantially lower than but, disregarding any stated coupons, may not exceed the Note’s issue price. This discussion generally assumes that the issue price of the Note is equal to the amount due at maturity or early retirement of the Note (excluding any coupon payment on the Note) if the final value of the Underlier equals, or is in excess of, its initial value. Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Note, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

•	a put option (the “Put Option”) written by you in the Note that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the relevant Underlier (or in the case of physical settlement, in exchange for shares of the Underlier(s) and possibly cash in lieu of any fractional share); and

•	a deposit with the Issuer of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Option (the “Deposit”) that generally pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Assuming the characterization of the Notes as set forth above is respected, a portion of the coupon on the Notes will be treated as Yield on the Deposit and the remainder will be attributable to the premium on the Put Option (the “Put Premium”). The Yield on the Deposit will be determined as of the Pricing Date and set forth in the applicable pricing supplement. Our allocation of the issue price between the Put Option and the Deposit will be binding on you, unless you timely and explicitly disclose to the IRS that the allocation is different from our allocation. The treatment of the Notes described above and our allocation are not, however, binding on the IRS or a court. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

Coupon Payments

Subject to any discussion in the applicable pricing supplement, the Yield on the Deposits should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting. We intend to treat this interest as U.S.-source income. If the tenor of the Notes is not more than a year, taking into account the latest possible date on which the Notes could be repaid according to their terms, the special rules under “Notes Treated as Debt Instruments—Short-Term Notes” should apply to interest on the Deposits. The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the Notes.

PS-42

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “—Coupon Payments.”

If you receive the stated principal amount (without taking into account any coupon payment) of a Note upon retirement of a Note in cash, the Put Option should be deemed to have expired unexercised. In that case, you generally should not recognize any gain upon the return of the Deposit but should recognize the total amount of Put Premium received by you over the term of the Note (including Put Premium received upon retirement) as short-term capital gain at such time.

If you receive an amount in cash upon maturity of a Note (excluding cash attributable to the final coupon payment) that is less than the stated principal amount of the Note (such difference, the “Deficit”), the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the settlement of the Put Option. In that case, you should not recognize any gain in respect of the Deposit but should recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received by you over the term of the Notes (including Put Premium received at maturity) and (ii) the Deficit.

Taxable Disposition Prior to Retirement

Upon the sale or exchange of the Notes prior to maturity, you will generally recognize gain or loss with respect to the Deposit and the Put Option. For the purpose of determining such gain or loss, you should apportion the amount realized on the sale or exchange (excluding any amount attributable to the Yield on the Deposit, which likely will be taxed as described above) between the Deposit and the Put Option based on their respective values on the date of such sale or exchange. The amount of gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less your adjusted tax basis in the Deposit. In the case of a Note with a tenor of more than one year, the gain or loss with respect to the Deposit will be long-term capital gain or loss if you have held the security for more than one year at the time of the sale or exchange and short-term capital gain or loss otherwise. In the case of a Note with a tenor of not more than a year (taking into account the latest possible date on which the Note could be repaid according to its terms), loss on the Deposit will be treated as short-term capital loss, and gain will be treated as ordinary interest income to the extent of the amount of any accrued but unpaid Yield on the Deposit not previously included in income, and any remaining gain will be treated as short-term capital gain. In either case, the amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the Note, will be treated as short-term capital gain.

If the value of the Deposit on the date of the disposition exceeds the total amount realized, you should be treated as having (i) sold the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Option Assumption Payment”) to the purchaser of the Notes equal to the amount of the excess, in exchange for the purchaser’s assumption of your rights and obligations under the Put Option. In that case, you should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the total Put Premium received by you over the term of the Note, less the amount of the Put Option Assumption Payment deemed to be made by you.

Receipt of Shares of the Underlier(s) at Maturity

If you receive shares of the Underlier(s) (and cash in lieu of any fractional share) at maturity, the Put Option will be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option. You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and should not recognize any gain or loss with respect to the Deposit or the shares received. Assuming this treatment, you should have an aggregate tax basis in the physical delivery amount of the shares equal to the Deposit less the total Put Premium received over the term of the Notes. Your holding period for any shares received should generally start on the day after receipt. With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Notes Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to Notes that are not described in “Notes Treated as Put Options and Deposits” above, pay periodic coupons and provide for a single payment at maturity or early settlement that is determined by reference to the performance of an Underlier and that thus may be greater than or substantially lower than the Note’s issue price. We intend

PS-43

(in the absence of an administrative determination or judicial ruling to the contrary) to treat the Notes for U.S. federal income tax purposes as a single financial contract that provides for coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.

The discussions under “Notes Treated as Prepaid Financial Contracts that are Open Transactions” apply to the Notes addressed in this section, other than (a) the discussion in the first paragraph under “Notes Treated as Prepaid Financial Contracts that are Open Transactions —Tax Treatment Prior to Taxable Disposition” and (b) in the case of Notes that pay a single payment at maturity that (disregarding any coupons) cannot exceed the issue price, the discussion under “Notes Treated as Prepaid Financial Contracts that are Open Transactions —Possible Application of Section 1260 of the Code”. Accordingly, you should review those discussions regarding the U.S. federal income tax consequences of the ownership and disposition of such Notes.

Coupon Payments

The U.S. federal income tax treatment of coupon payments on the Notes is unclear. We intend to treat the coupon payments on the Notes as U.S.-source ordinary income that should be included in your income at the time received or accrued in accordance with your regular method of tax accounting. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the Notes, and therefore the amount of gain or loss you recognize on a disposition of the Notes.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note and:

•	an individual nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a Note who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Note.

As discussed below under “Possible Taxable Event,” under certain circumstances, the Notes could be deemed to be redeemed and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued Notes might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued Notes, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a deemed redemption and reissuance of the Notes.

The discussion below generally assumes that income and gain on the Notes are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

U.S.- Source Payments

We intend to treat any interest or coupon we pay with respect to the Notes as U.S.-source income, which may have withholding consequences to you as described below.

Notes Treated in Their Entirety as Debt Instruments

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a Note if these amounts are not effectively connected with your conduct of a U.S. trade or business, provided that you furnish an

PS-44

appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person, and provided further that, in the case of coupon payments on a Note, (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and (iii) you are not a bank receiving interest as descried in Section 881(c)(3)(A) of the Code.

In the case of Notes treated as Put Options and Deposits, please also see “—Notes Not Treated as Debt Instruments” below.

Notes Not Treated as Debt Instruments

The following discussion applies to Notes not treated as debt instruments in their entirety for U.S. federal income tax purposes.

Coupon Payments on the Notes

Because significant aspects of the tax treatment of the Notes are uncertain, persons having withholding responsibility in respect of the Notes may treat a portion or all of each coupon payment on a Note as subject to U.S. withholding tax, generally at a rate of 30% (or lower treaty rate). You should consult your tax adviser regarding the tax treatment of the Notes, including the possibility of obtaining a refund of all or a portion of any amounts withheld. We will not pay any additional amounts in respect of such withholding.

Except as described in the following paragraph, we intend to withhold on any coupon paid to a Non-U.S. Holder, generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you will need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty.

We intend to treat the coupons on Notes that pay coupons at a fixed rate and provide for a single payment at maturity or early settlement that is determined by reference to the performance of one or more Underliers and that may be substantially lower than but, disregarding any stated coupons, may not exceed the Note’s issue price, as a combination of interest and put premium income. For the treatment of the interest component see “—Notes Treated in Their Entirety as Debt Instruments.” We currently do not intend to withhold on any payments to you that we treat as put premium (subject to compliance by you with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the Notes to you and we will not be required to pay any additional amounts with respect to amounts withheld. In addition, financial intermediaries may treat the entire payment as subject to withholding notwithstanding our characterization of the payment.

Taxable Disposition of the Notes

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a Note (other than amounts received in respect of any interest or coupon payment, which generally will be treated as described above), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that

PS-45

substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the Note, i.e., when all material terms have been agreed on, and (ii) the issuance of the Note. However, if the time of pricing is more than 14 calendar days before the issuance of the Note, the calculation date is the date of the issuance of the Note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the Note. As a result, you should acquire such a Note only if you are willing to accept the risk that the Note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a Note are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the Note may be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the rules at that time to the Note. If, pursuant to the terms of a Note, an Underlying Security is added to (or substituted into) the composition of the Note’s Underlier(s) after the issuance of the Note, whether or not resulting in a significant modification, we may determine that the Note is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a Note with the understanding that withholding may apply to payments thereon.

If a Note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the Note or upon the date of maturity, lapse or other disposition of the Note by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the Note, from proceeds of the retirement or other disposition of the Note, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the applicable pricing supplement for the Notes.

Depending on the terms of a Note and whether or not it is issued prior to 2027, the pricing supplement may contain additional information relevant to Section 871(m).

PS-46

Prospective purchasers of the Notes should consult their tax advisers regarding the potential application of Section 871(m) to a particular Note and, if withholding applies, whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to Notes linked to equities that could pay U.S.-source dividends and their application to a specific issue of Notes may be uncertain. Accordingly, even if we determine that certain Notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those Notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the Notes are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax advisers regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a Note could be treated as a USRPI, in which case any gain from the disposition of the Note would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a Note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of Notes that are regularly traded, a holding of 5% or less of the outstanding Notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the Notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in an Underlying Issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the Notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You will be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a Note. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the Note, including the possible imposition of a 30% branch profits tax if you are a corporation.

Possible Taxable Event

A change to an Underlier (resulting from, for example, a reorganization event) could result in a significant modification of the affected Notes. A change in the methodology by which an Underlier is calculated, a change in the components of an Underlier, a change in the timing or amount of payments on a Note due to a market disruption event, the designation of a successor Underlier, or the designation of a substitute or successor rate or other similar circumstances resulting in a material change to an Underlier could also result in a significant modification of the affected Notes. In particular, the modification of an Underlier as the result of the active management of an Index underlying a Note could result in a significant modification

PS-47

of such Note. Additionally, in certain circumstances where our obligations under the Notes are assumed by another entity, such substitution could result in a significant modification of the affected Notes.

A significant modification may result in the Notes being treated as redeemed and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the Notes, and your holding period for your Notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued Notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the Notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the Notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the Notes.

Fungibility of Subsequent Issuances of the Notes

We may, without the consent of the holders of outstanding Notes, issue additional Notes with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original Notes, these additional Notes may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original Notes.

In the case of Notes treated as debt for U.S. federal income tax purposes, the additional Notes may be considered to have been issued (in whole or in part) with original issue discount even if the original Notes had no original issue discount, or the additional Notes may have a greater amount of original issue discount than the original Notes. These differences may affect the market value of the original Notes if the additional Notes are not otherwise distinguishable from the original Notes.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in a “reportable transaction” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transactions, and must furnish those records to the IRS upon demand. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In October 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” In July 2024, Treasury and the IRS issued proposed regulations that include rules substantially similar to the notices but that, if finalized, would instead designate all such transactions as “listed transactions” (whereas under the notices only basket options were identified as listed transactions, while other basket contracts were identified as “transactions of interest”). The notices and proposed regulations apply to specified transactions in which a taxpayer or its “designee” exercises discretion to change the assets underlying a financial instrument. Certain exceptions apply (e.g., in the case of Notes treated as CPDIs or VRDIs for U.S. federal income tax purposes, or if the Underlier is an Index that is widely used or tracks a broad market or market segment). If we, an Index Sponsor, a calculation agent or other person were to exercise certain discretion under the terms of a Note (for example to change the Underliers (or in the case of an Index, the Index components)) and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant Notes may be required to report certain information to the IRS, as set forth in the applicable Treasury regulations or be subject to substantial penalties and other adverse consequences. We may also be required to report information regarding the transaction to the IRS. Once the proposed regulations are finalized, reporting may be required even with respect to certain Notes issued prior to the date of finalization.

Information Reporting and Backup Withholding

Payments on the Notes as well as the proceeds of a taxable disposition (including retirement) of the Notes generally will be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, generally will be subject to backup withholding, unless you are an exempt recipient and, if required, you establish your exempt status. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an

PS-48

exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS. We will not be required to pay any additional amounts with respect to any backup withholding.

FATCA

Legislation commonly known as “FATCA” and Treasury regulations thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under FATCA applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income. As discussed above, we intend to treat payments we make on the Notes as giving rise to U.S.-source income. While the FATCA rules also require withholding on payments of gross proceeds from dispositions of financial instruments that provide for U.S.-source income, proposed regulations would eliminate this requirement with respect to gross proceeds, and Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding Notes through a non-U.S. financial intermediary, you should consult your tax adviser regarding the potential application of FATCA to the Notes, including the availability of certain refunds or credits.

We will not be required to pay any additional amounts with respect to any withholding taxes.

PS-49

Supplemental Plan of Distribution

Delivery of the Notes will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than one business day after the applicable pricing date, purchasers who wish to trade such Notes at any time prior to the first business day preceding the applicable issue date will be required, by virtue of the fact that the Notes will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

The Notes and the related offer to purchase Notes and sale of Notes under the terms and conditions provided herein do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The Notes are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this product supplement have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the Notes from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these Notes.

Prohibition of Sales to European Economic Area Retail Investors

The Notes will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Notes will not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (c) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in British Virgin Islands

The Notes have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this product supplement. This product supplement and the related documents shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

PS-50

 Notice to Prospective Investors in Cayman Islands

Pursuant to the Companies Law (as amended) of the Cayman Islands, no invitation may be made to the public in the Cayman Islands to subscribe for the Notes by or on behalf of the issuer unless at the time of such invitation the issuer is listed on the Cayman Islands Stock Exchange. The issuer is not presently listed on the Cayman Islands Stock Exchange and, accordingly, no invitation to the public in the Cayman Islands is to be made by the issuer (or by any dealer on its behalf). No such invitation is made to the public in the Cayman Islands hereby.

Notice to Prospective Investors in Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The Notes have not been, and will not be, registered with the Superintendence of Securities Market of the Dominican Republic (Superintendencia del Mercado de Valores), under Dominican Securities Market Law No. 249-17 (“Securities Law 249-17”), and the Notes may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 249-17 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 249-17 and its regulations.

Notice to Prospective Investors in Israel

This product supplement is intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the Notes offered hereunder. The Notes cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended.

No action will be taken in Israel that would permit an offering of the Notes or the distribution of any offering document or any other material to the public in Israel. In particular, no offering document or other material has been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents.

Nothing in this product supplement or any other offering material relating to the Notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase any Note. The purchase of any Note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the Notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Notes, without relying on any of the materials provided.

Notice to Prospective Investors in Mexico

The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This product supplement and the related documents may not be publicly distributed in Mexico. The Notes may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

 Notice to Prospective Investors in Switzerland

This product supplement is not intended to constitute an offer or solicitation to purchase or invest in any Notes. Neither this product supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus compliant with the requirements of articles 35 et seq. of the Swiss Financial Services Act (“FinSA”) for a public offering of the Notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the Notes in Switzerland.

Neither this product supplement nor any other offering or marketing material relating to the Notes has been or will be filed with or approved by a Swiss review body (Prüfstelle). No application has been or is intended to be made to admit the Notes to trading on any trading venue (SIX Swiss Exchange or on any other exchange or any multilateral trading facility) in Switzerland. Neither this product supplement nor any other offering or marketing material relating to the Notes may be

PS-51

publicly distributed or otherwise made publicly available in Switzerland.

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA except (i) in any circumstances falling within the exemptions to prepare a prospectus listed in article 36 para. 1 FinSA or (ii) where such offer does not qualify as a public offer in Switzerland, provided always that no offer of Notes shall require the Issuer or any offeror to publish a prospectus pursuant to article 35 FinSA in respect to such offer and that such offer shall comply with the additional restrictions set out below (if applicable). The Issuer has not authorised and does not authorise any offer of Notes which would require the Issuer or any offeror to publish a prospectus pursuant to article 35 FinSA in respect of such offer. For purposes of this provision "public offer" shall have the meaning as such term is understood pursuant to article 3 lit. g and h FinSA and the Swiss Financial Services Ordinance (“FinSO”).

The Notes do not constitute participations in a collective investment scheme within the meaning of the Swiss Collective Investment Schemes Act. They are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”), and investors in the Notes will not benefit from protection under CISA or supervision by FINMA.

Prohibition of Offer to Private Clients in Switzerland - No Key Information Document pursuant to article 58 FinSA (Basisinformationsblatt für Finanzinstrumente) or equivalent document under foreign law pursuant to article 59 para. 2 FinSA has been or will be prepared in relation to the Notes. Therefore, the following additional restriction applies: Notes qualifying as “debt securities with a derivative character” pursuant to article 86 para. 2 FinSO may not be offered within the meaning of article 58 para. 1 FinSA, and neither this product supplement nor any other offering or marketing material relating to such Notes may be made available, to any retail client (Privatkunde) within the meaning of FinSA in Switzerland.

PS-52